Exhibit 21

The Gap, Inc.
Subsidiary List as of February 2, 2019

Athleta (ITM) Inc.	California
Athleta LLC	Delaware
Athleta, Inc.	Delaware
Banana Republic (Apparel), LLC	California
Banana Republic (ITM) Inc.	California
Banana Republic (Japan) Y.K.	Tokyo, Japan
Banana Republic, LLC	Delaware
Corporate HQ Support Mexico, S. de R.L. de C.V.	Mexico
Direct Consumer Services, LLC	California
Forth & Towne (Japan) Y.K.	Tokyo, Japan
Gap (Apparel), LLC	California
Gap (Beijing) Commercial Co., Ltd.	Beijing, China
Gap (Canada) Inc.	Canada
Gap (France) S.A.S.	Paris, France
Gap (Italy) Srl.	Milan, Italy
Gap (ITM) Inc.	California
Gap (Japan) K.K.	Tokyo, Japan
Gap (Puerto Rico), Inc.	Puerto Rico
Gap (RHC) B.V.	Amsterdam, The Netherlands
Gap (Shanghai) Commercial Co., Ltd.	Shanghai, China
Gap (UK Holdings) Limited	England and Wales
Gap Europe Limited	England and Wales
Gap International Sales, Inc.	Delaware
Gap International Sourcing (Americas) LLC	California
Gap International Sourcing (California), LLC	California
Gap International Sourcing (Holdings) Limited	Hong Kong
Gap International Sourcing (India) Private Limited	New Delhi, India
Gap International Sourcing (JV), LLC	California
Gap International Sourcing (U.S.A.) Inc.	California
Gap International Sourcing (Vietnam) Limited Liability Company	Vietnam
Gap International Sourcing Limited	Hong Kong
Gap International Sourcing Pte. Ltd.	Singapore
Gap International Sourcing, Inc.	California
Gap IT Services India Private Limited	India
Gap Limited	Hong Kong
Gap Services, Inc.	California
Gap Stores (Ireland) Limited	Dublin, Ireland
Gap Taiwan Limited	Taipei, Taiwan
GPS (Great Britain) Limited	England and Wales
GPS Consumer Direct, Inc.	California
GPS Corporate Facilities, Inc.	California
GPS Import Services, S. de R.L. de C.V.	Mexico

GPS Real Estate, Inc.	California
GPS Services, Inc.	California
GPS Strategic Alliances LLC	Delaware
GPSDC (New York) Inc.	Delaware
Intermix Canada Inc.	New Brunswick
Intermix Holdco Inc.	Delaware
Intermix (ITM) Inc.	California
Janie and Jack LLC	California
Old Navy (Apparel), LLC	California
Old Navy (Canada) Inc.	Canada
Old Navy (ITM) Inc.	California
Old Navy (Japan) Y.K.	Tokyo, Japan
Old Navy, LLC	Delaware
ON Stores Mexico, S. de R.L. de C.V.	Mexico
Piperlime (Japan) G.K.	Tokyo, Japan
WCB Twenty-Eight Limited Partnership	Delaware